                                                                    EXHIBIT 10.1

                                FOURTH AMENDMENT

                                       TO

                      AMENDED AND RESTATED CREDIT AGREEMENT

                  Fourth Amendment, dated as of September 30, 2003 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of January 14, 2003 (as amended to date, "Credit Agreement"), by and among KCS ENERGY, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), WELLS FARGO FOOTHILL, INC., a California corporation, formerly known as Foothill Capital Corporation ("Foothill"), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the "Collateral Agent"), Foothill, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the "Administrative Agent"; and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"), and HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("Highbridge"), as lead arranger.

         The Borrower and the Required Lenders desire to amend the Credit Agreement as hereinafter set forth.

         Accordingly, the Borrower and the Required Lenders hereby agree as follows:

                 1. Definitions in Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

                 2. Defined Terms. (a) The definition of "Applicable LIBOR Margin" in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

         " 'Applicable LIBOR Margin' means, as to each LIBOR Rate Loan, the applicable margin set forth in the right side of the grid below:

A percentage equal to the average principal amount of Revolving A Loans and Letter of Credit Obligations outstanding during any calendar month
over the Total Revolving A Credit Commitment                                   Applicable LIBOR Margin
-----------------------------------------------------------------------        -----------------------
Less than 50%                                                                   2.75 percentage points

Greater than or equal to 50%                                                    3.0 percentage points"


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                 (b) The definition of "Applicable Reference Rate Margin" in
Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

         " 'Applicable Reference Rate Margin' means, as to each Reference Rate Loan, the applicable margin set forth in the right side of the grid below:

A percentage equal to the average principal amount of Revolving A Loans and
Letter of Credit Obligations outstanding during any calendar month
over the Total Revolving A Credit Commitment                                    Applicable Reference Rate Margin
---------------------------------------------------------------------------     --------------------------------
Less than 50%                                                                             0.50 percentage points

Greater than or equal to 50%                                                              0.75 percentage points"

                 3. Reporting Requirements. Clause (vii) of Section 7.01(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         "(vii) as soon as available and in any event within 30 days after the end of each fiscal quarter of the Borrower ending after the Effective Date, a report setting forth, in form reasonably acceptable to the Agents, the calculation of the PV-10 of the Proved Reserves composing the Borrowing Base and the Revolver A Borrowing Base as determined by the Reserve Report most recently delivered by the Borrower under Section 7.01(a)(vi), such calculation to be made by multiplying (x) the volumetric quantity of the categories of estimated Proved Reserves set forth in such Reserve Report less such aggregate projected production of Proved Reserves since the date of and as provided in such Reserve Report by (y) the applicable NYMEX Strip Price as of the last Business Day of the month preceding the date of the delivery by the Borrower of such report to the Agents; each such report shall (A) also include a discussion of (I) any material changes since the date of such Reserve Report in the categorization of any Oil and Gas Properties among Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, Proved Undeveloped Reserves and "other", (II) any changes in the working interest or net revenue interest in the Oil and Gas Properties of the Borrower and its Subsidiaries reflected on such Reserve Report, (III) production delivered during such fiscal quarter and remaining production to be delivered under the Production Payment 2001 Facility and the Takeout VPP Facility, and (IV) such other information as the Agents shall reasonably consider appropriate or necessary from the perspective of an asset-based lender; and (B) be accompanied by a certificate of an Authorized Officer of the Borrower certifying to the completeness and accuracy of the report, including the calculation of the PV-10 of Proved Reserves comprising the Borrowing Base and the Revolver A Borrowing Base; provided that the Required Lenders in their sole discretion may require the Borrower to cause the report required to be delivered pursuant to this clause (vii) to be delivered within 30 days after the end of each month, at the Borrower's expense, if (xx) the NYMEX Strip Price on the last Business Day of any month is less than $19.80 per barrel of oil or $3.89 per MmBTU of natural gas, (yy) Availability is less than (x) $17,000,000 at any time during the period from October 1, 2003 through November 30, 2003, or (y) $18,700,000 at any time on and after December 1, 2003, or (zz) an Event of Default has occurred and is continuing;"

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                 4. Negative Covenants. Section 7.02(g) of the Credit Agreement
is hereby amended and restated in its entirety to read as follows:

         "(g) Capital Expenditures. (i) Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed (A) $75,000,000 in the Borrower's Fiscal Year ending December 31, 2003 (the "2003 CapEx Limit"); provided, however, that as of December 1, 2003 the 2003 CapEx Limit may equal $80,000,000 so long as Availability is not less than $20,000,000 at any time during the period from December 1, 2003 through December 31, 2003, (B) $75,000,000 in the Borrower's Fiscal Year ending December 31, 2004 and (C) $86,000,000 in any Fiscal Year thereafter, or (ii) make aggregate Capital Expenditures during any fiscal quarter of the Borrower that exceed an amount equal to 50% of the applicable annual amount set forth in clause (i) above; provided that at any time that the Borrower has Revolver A Availability of less than $5,000,000, Borrower shall be prohibited from making any Capital Expenditure without the written approval of the Administrative Agent."

                 5. Conditions Precedent.This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

                 (a) The representations and warranties contained in Article VI of the Credit Agreement and each other Loan Document shall be correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); and no Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

                 (b) The Administrative Agent shall have received counterparts of this Amendment which bear the signatures of the Borrower and the Required Lenders.

                 6. Continued Effectiveness of Credit Agreement. The Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof all references in any such Loan Document to "the Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.

                 7. Miscellaneous.

                 (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy shall be equally as effective as delivery of an original executed counterpart of this Amendment.

                 (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                 (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                               KCS ENERGY, INC.




                               By: /s/ J T Leary
                                   --------------------------------------------
                               Name: J.T. Leary
                               Title:  VP and CFO




                               WELLS FARGO FOOTHILL, INC.

                               By: /s/ Stacy Yucht
                                   --------------------------------------------
                               Name: Stacy Yucht
                               Title    Vice President


                               HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

                               By:  Highbridge/Zwirn Capital Management, LLC


                               By: /s/ Daniel B. Zwen
                                   -------------------------------------------
                                   Name: Daniel B. Zwen
                                   Title:   Managing Principal



                               ABLECO FINANCE LLC

                               By: /s/ Kevin Genda
                                   -------------------------------------------
                                   Name:  Kevin Genda
                                   Title:    Sr. Vice President